UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Contribution Agreement for Acquisition of Allure Property

On November 20, 2024, Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), through BHM Allure, LLC (“BHM Allure”), a Delaware limited liability company and wholly-owned subsidiary of the Company’s operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”) and BR S2 Allure JV, a Delaware limited liability company and majority-owned subsidiary of the Operating Partnership (“Purchaser”), entered into a Contribution Agreement (the “Contribution Agreement”) with S2 Allure REIT Subsidiary LLC, a Texas limited liability company (“S2 Subsidiary”), S2C REIT OP, LP, a Delaware limited partnership (“S2C REIT OP”), and S2 Allure BEVE LLC, a Delaware limited liability company, S2 Allure ARO LLC, a Delaware limited liability company, and S2 Allure VAU LLC, a Delaware limited liability company, and S2 Allure LLC, a Delaware limited liability company (collectively, the “S2 TIC Subsidiaries,” and collectively with S2C REIT OP and S2 Subsidiary, the “Seller”), an unaffiliated seller, to acquire in fee simple a 350-unit apartment complex known as Allure at Southpark, located in Charlotte, North Carolina (the “Allure Property”), for a total purchase price of approximately $92.0 million.

The Contribution Agreement contains provisions, representations, warranties, covenants and indemnities that are customary and standard for the real estate industry. Unless the Contribution Agreement is previously terminated, the acquisition of the Allure Property is expected to close on or about December 3, 2024. Various conditions to closing on the acquisition of the Allure Property remain to be satisfied, and there can be no assurance that we will complete the transaction on the general terms described above or at all. The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in all respects by reference to the full text of the Contribution Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of the Allure Property. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit Number	Description
10.1	Contribution Agreement by and between BR S2 Allure JV, LLC, S2 Allure REIT Subsidiary LLC, S2C REIT OP, LP, S2 Allure BEVE LLC, S2 Allure ARO LLC, S2 Allure VAU LLC, and S2 Allure LLC, dated as of November 20, 2024

104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: November 26, 2024	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer